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                                                                     Exhibit 3.7

                          CERTIFICATE OF INCORPORATION

                                       OF

                         BURNHAM TRUCKING COMPANY, INC.

                                    * * * * *

                  1.       The name of the corporation is BURNHAM TRUCKING
COMPANY, INC.

                  2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is:

                  To engage in and carry on the business of receiving, carrying, transporting and delivering for compensation, merchandise of every kind and by fixed routes or otherwise; to engage in and carry on a general trucking and contracting business and to do all things necessary or incidental thereto.

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of shares of stock which the corporation shall have authority to issue is fifty thousand (50,000) and the par value of each of such shares in Ten Dollars ($10.00) amounting in the aggregate to Five Hundred Thousand Dollars ($500,000.00).

                  The holders of Common stock shall, upon the issue or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective

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holdings of Common stock, at such price or prices as the board of directors may from time to time fix and as may be permitted by law.

                  5.       A.       The name and mailing address of each
incorporator is as follows:

     NAME               MAILING ADDRESS
--------------    --------------------------
M. A. Ferrucci    100 West Tenth Street
                  Wilmington, Delaware 19801

R. F. Andrews     100 West Tenth
                  Street Wilmington,
                  Delaware 19801

W. J. Reif        100 West Tenth
                  Street Wilmington,
                  Delaware 19801

                  5.       B.       The name and mailing address of each person,
who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

     NAME              MAILING ADDRESS
--------------    ------------------------
J. G. Mack, Jr.   30 West Monroe Street
                  Chicago, Illinois 60603

L. D. Curotto     Box 1009
                  Melrose Park, Illinois
                  60161

W. E. Falberg     Box 1009
                  Melrose Park, Illinois
                  60161

G. Stehlik        P.O. Box 393
                  Milwaukee, Wisconsin
                  53201

J. P. Regan       P.O. Box 393
                  Milwaukee, Wisconsin
                  53201

                  6.       The corporation is to have perpetual existence.

                  7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

                  8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

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                  Meetings of stockholders may be held within or without the
State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

                  9. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed

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by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  11. WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands THIS 18th day of December, 1978.

                                              M.A. Ferrucci
                                           -------------------------------------
                                              M. A. Ferrucci

                                              R. F. Andrews
                                           -------------------------------------
                                              R. F. Andrews

                                              W. J. Reif
                                           -------------------------------------
                                              W. J. Reif

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